EXHIBIT 10.1

CONTRACT	Scott Petroleum Corporation	Biosource America, Inc.
	Owner	Design/Builder
CHANGE	102 Main Street	600 Dewey Boulevard
	Address	Address
ORDER	Ima Bena, MS 38941	Butte, MT 59701

CONTRACT CHANGE ORDER NO.	One	CONTRACT CHANGE ORDER DATE	6/21/2007

In accordance with Articles 9, 10 and 11 of the Standard General Conditions of the Contract between Owner and Design/Builder, Owner and Design Builder have agreed to amending the Agreement dated March 31, 2006 as follows:

Consider this Change Order as Authority to perform the following:

See attached Request for Change Order One dated 5/14/07 for a description of changes:

1.  Design/Builder Furnished Builders Risk Insurance
2.  Rental of Temporary Lighting in Process Building
3.  Process Tank Farm Design and Construction
4.  Contract Amendment to delete the liquidated damages in Article 11
5.  Amend Exhibit B of Contract such that a progress payment of $2,500,000 is deemed paid in full to Design/Builder upon the execution of Change Order One and in return Design/Builder’s payment in the amount of $2,500,000 to Scott Petroleum is deemed paid in full in accordance with the Tolling and Offtake Agreement thereby eliminating timing issues with respect to cash flow.

Exclusion #1:  This change order does not include the final load out rack for the process tank farm that will be required for offloading of acid, loadout of glycerin, loadout of glycertin bottoms & loadout of biodiesel bottoms.  The boundary limits of this change order are to the piping flange located at the northeast corner of the process tank farm and does not include the exterior pipe support structure, the load out arms and structure and any required instrumentation, pumps, or spill equipment.

Exclusion #2:  This change order does not include the required piping, instrumentation, and pumps necessary for completion of the feedstock recirculation, and transfer pumps and piping from the two feedstock tanks located in the terminal tank farm up to and through connection to the northeast corner of the process tank farm.  In addition, it does not include the methanol transfer pumps and piping required to convey methanol from the terminal tank farm to the process tank farm as well ending in the connection at the northeast corner of the process tank farm.  Pipe head trace, insulation, required support concrete pads, structure, power wiring, controls wiring, instruments, pipes, pumps and connections from the edge of the Process Tank Farm to the north and up to and through connections to the Terminal Tank Farm Feedstock and methanol tanks are not included.

Exclusion #1 and #2 are anticipated to be included in a future change order once the actual costs are defined and documented.

The SubContract Price as stated in Article 4.01 of the Agreement shall be adjusted as follows:

Owner agrees to pay Design/Builder 50% of Change Order One ($811,729.07) and Design/Builder agrees to absorb 50% of Change Order One ($811,729.07) upon execution of Change Order One.  Neither of these costs will be applied to the Tolling Fee per the Tolling and Offtake Agreement.

Contract Price	$12,500,000.00
Amount of Contract Price Adjusted This Change Order	$1,623,458.14
Revised Contract Price	$14,123,458.14

The Contract Time as stated in Article 3.02 of the Agreement shall be adjusted as follows:

Contract Substantial Completion Date	26-Mar-07
Amount of Contract Time Adjusted This Change Order	189 days
Revised Contract Substantial Completion Date	30-Sep-07

Submitted for Approval By:	Approved and Accepted By:
Scott Petroleum Corporation	Biosource America, Inc.
Owner	Design/Builder
/s/	/s/ Dick Talley
Project Manager	Project Manager
6/28/07	6/21/07
Date	Date

Request for Change Order One
May 14th, 2007 — Revised June 2nd, 2007

Item	Vendor	FO Amount	15% markup	Total for Item
Builders Risk Insurance	Lockton	$50,000	$7,500	$57,500
Light Towers	Rental	$8,062	$1,209	$9,271
Process Tank Farm Foundation	Malouf	$70,250	$10,538	$80,788
Process Tank Farm Concrete Design	MFO	$27,960	$4,194	$32,154
Process Tank Farm Reinforcing Steel	MFO	$34,250	$5,138	$39,388
Process Tank Farm Instruments	ACE	$56,867	$8,530	$65,397
Process Tank Farm Flow Meters	Micro Motion	$15,583	$2,338	$17,921
Process Tank Farm Controllers	Rosemount	$12,253	$1,838	$14,091
Process Tank Farm Pumps	JCI	$86,760	$13,014	$99,774
Process Tank Farm Piping	Hayes Mechanical	$306,000	$45,900	$351,900
Process Tank Farm Electrical	Town and Country	$257,000	$38,550	$295,550
Process Tank Farm Racks	MFO	$126,095	$18,914	$145,009
Process Tank Farm Grounding	Thompson Lightning Protection	$24,450	$3,668	$28,118
Process Tank Farm Insulation (Tanks & Pipes)	Tracer	$286,603	$42,990	$329,593
Process Tank Farm P&ID’s and Piping Design	Biosource	$49,569	$7,435	$57,005
Subtotal		$1,411,703	$211,755	$1,623,458

Biosource Labor

Personnel	Activities	Hours	Rate	Total
John Jackam	PFD and P&ID Design	120	$40.87	$4,904.40
Mark Chadek	Pump Specification/Procure	108	$40.87	$4,413.96
Jay Colelozier	Instrument Specification/Procure	128	$40.87	$5,231.36
Stacey Konda	Piping Design	264	$31.25	$8,250.00
Richard Williams	Piping Layout/Stress Analysis	168	$38.46	$6,461.28
Seth Robinson	Piping Isometrics/Plan & Profile	184	$28.85	$5,308.40
Lease on Software per Analysis Run	Caesar Runs for Stress Analysis	6	$2,500.00	$15,000.00
				$49,569.40

The labor rates are raw labor and do not include overhead, general and administrative or fringe costs.  Moreover, costs for Project Management, Construction and Site Management, administration, and other direct costs including travel, lodging, per diem are not included.